Exhibit 4.4
THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.
MICROTRANSPONDER, INC.
WARRANT TO PURCHASE SHARES
OF SERIES PREFERRED STOCK
(Loan A)
THIS CERTIFIES THAT, for value received, HORIZON TECHNOLOGY FINANCE CORPORATION and its assignees are entitled to subscribe for and purchase that number of the fully paid and nonassessable shares of Series Preferred (as adjusted pursuant to Section 4 hereof, the “Shares”) of MICROTRANSPONDER, INC., a Delaware corporation (the “Company”), as is determined pursuant to the next paragraph hereof at the price per share as is determined pursuant to the next paragraph hereof (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term “Series Preferred” shall mean, at the holder’s election, (i) the Company’s presently authorized Series E-2 Preferred Stock, and any stock into or for which such Series E-2 Preferred Stock may hereafter be converted or exchanged, and after the conversion of the Series E-2 Preferred Stock to shares of the Company’s common stock (the “Common Stock”), shall mean the Company’s Common Stock, (ii) Next Round Preferred Stock (as defined below), and any stock into or for which such Next Round Preferred Stock may hereafter be converted or exchanged, and after the conversion of the Next Round Preferred Stock to shares of Common Stock, shall mean the Company’s Common Stock, or (iii) shares of capital stock of the Company (such stock the “Bridge Round Stock”) into which any note (each, a “Note” and collectively, the “Notes”) issued by the Company, during the period commencing on the Date of Grant and continuing through the date on which the Company consummates a Qualified Financing, is converted (such conversion, a “Note Conversion”), and after the conversion of all then-outstanding shares of the Bridge Round Stock into Common Stock, shall mean the Common Stock; (b) the term “Date of Grant” shall mean December __, 2023 and (c) the term “Other Warrants” shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of or in lieu of this Warrant. The term “Warrant” as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.
Subject to adjustment pursuant to Section 4 below, the Warrant Price shall be (i) if this Warrant is exercised for Series E-2 Preferred Stock, $2.5443, (ii) if this Warrant is exercised for Next Round Preferred Stock, the lowest effective price per share (on a common stock equivalent basis and taking into account any securities issued together with the preferred stock) at which shares of the Company’s convertible preferred stock are sold for cash in a Qualified Financing (such shares, the “Next Round Preferred Stock”) or (iii) if this Warrant is exercised for Bridge Round Stock, the lowest price per share at which a Note is converted into shares of Bridge Round Stock. A “Qualified Financing” shall mean the first sale or series of related sales of the convertible preferred stock of the Company to purchasers which include, without limitation, venture capital or other institutional investors in an aggregate cash amount not less than $10,000,000 that is closed after the Date of Grant. The number of shares for which this Warrant is exercisable shall be the nearest whole number determined by dividing $131,250 (the “Warrant Coverage Dollar Amount”) by the Warrant Price determined pursuant to this paragraph. Notwithstanding anything to the contrary contained herein, if prior to a Note Conversion, any Note is repaid by the Company in cash, then the holder of this Warrant shall be entitled to receive cash (the “Note Payment”) in an amount equal to the difference between (a) the amount to which it would have been entitled if it had been the holder of a Note in the principal amount equal to the Warrant Coverage Dollar Amount less (b) the Warrant Coverage Dollar Amount (the “Note Payment Amount”). If there is a Note Payment at any time, the remaining Warrant Coverage Dollar Amount shall be reduced by the Note Payment Amount.
1.    Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through the earlier of (i) the date that is ten (10) years after the Date of Grant, or (ii) the consummation of a Deemed Liquidation Event, as defined in the Company’s Amended and Restated Certificate of Incorporation, as may be amended and/or restated from time to time (the “Charter”) in which the sole consideration is cash and/or Marketable Securities. The Company shall notify the holder of this Warrant at least twenty (20) days prior to the consummation of an IPO or Deemed Liquidation Event. As used herein, “Marketable Securities” means securities meeting all of the following requirements: (1) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and is then current in its filing of all required reports and other information under the Act and the Exchange Act, (2) the class and series of shares or other security of the issuer that would be received by the holder of this Warrant in connection with a merger were such holder to exercise or convert this Warrant on or prior to the closing thereof is then traded on a national securities exchange or over-the-counter market, and (3) such holder would not be restricted by contract or by applicable federal and state securities laws from publicly re-selling, within six (6) months and one day following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by such holder in such merger were such holder to exercise or convert this Warrant in full on or prior to the closing of such merger.
2.    Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a “Wire Transfer”) of an amount equal to the then applicable

Warrant Price multiplied by the number of Shares then being purchased; (b) if in connection with a registered public offering of the Company’s securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by certified or bank check or by Wire Transfer from the proceeds of the sale of shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased; or (c) exercise of the “net issuance” right provided for in Section 10.2 hereof. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period; provided, however, at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant.
3.    Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be duly authorized, validly issued, fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant and a sufficient number of shares of its Common Stock to provide for the conversion of the Series Preferred into Common Stock.
4.    Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
(a)    Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another entity (other than a merger with another entity in which the Company is the acquiring and the surviving entity and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing entity, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive upon exercise of such new Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares theretofore issuable upon exercise of this Warrant, (i) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of Shares then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing entity, at the option of the holder of this Warrant, the securities of the successor or purchasing entity having a value at the time of the transaction equivalent to the value of the Series Preferred purchasable upon exercise of this Warrant at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and sales.
(b)    Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding Shares, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.
(c)    Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Shares payable in Shares, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of Shares outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of Shares outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Shares (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Shares (or Common Stock issuable upon conversion thereof) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.
(d)    Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant

Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.
(e)    Antidilution Rights. The other antidilution rights applicable to the Shares purchasable hereunder are set forth in the Company’s Amended and Restated Certificate of Incorporation, as amended through the Date of Grant (the “Charter”). Such antidilution rights shall not be restated, amended, modified or waived in any manner that is adverse to the holder hereof in a materially different and more adverse manner than other holders of similar shares of stock of the Company without such holder’s prior written consent. The Company shall promptly provide the holder hereof with any restatement, amendment, modification or waiver of the Charter promptly after the same has been made.
5.    Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall give notice to the holder of this Warrant in accordance with Section 13, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Warrant Price or the number of Shares purchasable hereunder as well as the number of Shares purchasable hereunder after giving effect to such adjustment.
6.    Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of a Share on the date of exercise as reasonably determined in good faith by the Company’s Board of Directors.
7.    Compliance with Act; Disposition of Warrant or Shares of Series Preferred.
(a)    Compliance with Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof and any Common Stock issued upon conversion thereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Shares to be issued upon exercise hereof or any Common Stock issued upon conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”) or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the Shares so purchased (and any shares of Common Stock issued upon conversion thereof) are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all Shares issued upon exercise of this Warrant and all shares of Common Stock issued upon conversion thereof (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:
“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO

SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”
Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents and warrants to the Company by acceptance of this Warrant as follows:
(1)    The holder has full power and authority to enter into this Warrant. The Warrant when executed and delivered by the holder, will constitute valid and legally binding obligations of the holder, enforceable against the holder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
(2)    The holder has substantial experience in evaluating and investing in securities of companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Warrant (together with the Shares issuable upon exercise of the Warrant and the shares of Common Stock issuable upon conversion of the Shares (the “Securities”)), and has the capacity to protect its own interests.
(3)    The holder understands that no public market no exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.
(4)    The holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act.
(5)    The holder understands that this Warrant and the Securities to be received by the holder have has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder’s investment intent as expressed herein.
(6)    The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

(7)    The holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.
(b)    Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such Shares or Common Stock and indicating whether or not under the Act certificates for this Warrant or such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares or Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such Shares or Common Stock may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act (respectively, “Rule 144” and “Rule 144A”), provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
(c)    Applicability of Restrictions. Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Shares or Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or to a limited liability company of which the holder is a member, (iii) to any affiliate of the holder, (iv) notwithstanding the foregoing, to any corporation, company, limited liability company, limited partnership, partnership, or other person managed or sponsored by Horizon Technology Finance Corporation ("HRZN") or in which HRZN has an interest, or (v) to a lender to the holder or any of the foregoing; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

8.    Rights as Shareholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant (a) on the first day of each calendar quarter, the Company’s then current capitalization table, showing all aggregated issued and outstanding equity securities of the Company, together with all aggregated options or warrants to purchase such equity securities issued by the Company, and (b) whenever there is, in the good faith business judgment of the Company or its board of directors, a change in the valuation of the Company, any additional information reasonably requested by the holder hereof to support such change, including, without limitation, stock purchase agreements and Company valuation reports compiled by the Company or any third party on behalf of the Company.
9.    Registration Rights. The Company grants registration rights to the holder of this Warrant for any Common Stock of the Company obtained upon conversion of the Series Preferred Shares, comparable to the registration rights granted to the investors in that certain Amended and Restated Registration Rights Agreement dated as of June 3, 2022, (the “Registration Rights Agreement”), with the following exceptions and clarifications:
(1)    The holder will not have the right to demand registration, but can otherwise participate in any registration demanded by others.
(2)    The holder will be subject to the same provisions regarding indemnification as contained in the Registration Rights Agreement.
(3)    The registration rights are freely assignable by the holder of this Warrant in connection with a permitted transfer of this Warrant or the Shares.
10.    “Lock-up” Agreement. The holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Act on a registration statement on Form S-1 (a “Registration Statement”), and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 9 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or to the establishment of a trading plan pursuant to Rule 10b5-1 (provided that such plan does not permit transfers during the restricted period), or the transfer of any shares to any trust for the direct or indirect benefit of the holder or the immediate family of the holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the holder only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than 1% of the capital stock of the Company. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 9 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 9 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements
11.    Additional Rights.
10.1    Right to Convert Warrant into Stock: Net Issuance.
(a)    Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into Shares as provided in this Section 10.1 at any time or from time to time during the term of this Warrant pursuant to Section 1 above. Upon exercise of the Conversion Right with respect to a particular number of Shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall issue to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of fully paid and nonassessable Shares as is determined according to the following formula:
X = B - A
Y
Where: X =    the number of Shares that shall be issued to holder
Y =    the fair market value of one Share
A =    the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the

Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)
B =    the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)
No fractional Shares shall be issuable upon exercise of the Conversion Right, and, if the number of Shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional Share on the Conversion Date (as hereinafter defined). For purposes of Section 10 of this Warrant, Shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.
(b)    Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of Shares subject to this Warrant which are being surrendered (referred to in Section 10.1(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a “Public Offering”). Certificates for the Shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the Shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date. If the holder is not already party to the Amended and Restated Shareholders’ Agreement, dated as of June 3, 2022, by and among the Company and the other parties thereto (as may be amended and/or restated from time to time, the “Shareholders’ Agreement”), then upon the Company’s request in connection with an exercise of this Warrant, the holder shall execute a joinder or counterparty signature page to the Shareholders’ Agreement, joining the holder as a party thereto. In connection with any exercise of this Warrant, the holder shall be deemed to have restated each of the representations and warranties contained in Section 7(a) of this Warrant as of the date thereof.
(c)    Determination of Fair Market Value. For purposes of this Section 10.1, “fair market value” of a Share (or Common Stock if the Shares have been converted into Common Stock) as of a particular date (the “Determination Date”) shall mean:
(i)    If the Conversion Right is exercised in connection with and contingent upon an IPO, and if the Company’s Registration Statement relating to such IPO (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering.

(ii)    If the Conversion Right is not exercised in connection with and contingent upon an IPO,
(A)    If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five trading days immediately prior to the Determination Date, and the fair market value of the Shares shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Series Preferred is then convertible;
(B)    If traded on the Nasdaq Stock Market or other over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock over the five trading days immediately prior to the Determination Date, and the fair market value of the Shares shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each Share is then convertible; and
(C)    If there is no public market for the Common Stock, then fair market value shall be determined by the Board of Directors of the Company in good faith.
In making a determination under clauses (A) or (B) above, if on the Determination Date, five trading days had not passed since the closing of the Company’s initial public offering of its Common Stock (“IPO”), then the fair market value of the Common Stock shall be the average closing prices or closing bid prices, as applicable, for the shorter period beginning on and including the date of the IPO and ending on the trading day prior to the Determination Date (or if such period includes only one trading day, the closing price or closing bid price, as applicable, for such trading day). If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.
10.2    Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one Share is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 10.1 above (even if not surrendered) immediately before the expiration of the exercise period of this Warrant pursuant to Section 1 above. For purposes of such automatic exercise, the fair market value of one Share upon such expiration shall be determined pursuant to Section 10.1(c). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.2, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

12.    Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows, in each case, as of the Date of Grant (except as otherwise indicated):
(a)    This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.
(b)    The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from preemptive rights, taxes, liens and charges.
(c)    The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Charter, the Bylaws of the Company and Shareholders’ Agreement, and each Share represented by this Warrant is convertible into one share of Common Stock.
(d)    The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms of the Charter will be validly issued, fully paid and nonassessable and free from preemptive rights, taxes, liens and charges.
(e)    The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s Charter or Bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.
(f)    There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.
(g)    As of the Date of Grant, the number of shares of Common Stock of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants, excluding this Warrant), is 46,429,505 shares.

13.    Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.
14.    Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.
15.    Binding Effect on Successors. This Warrant shall be binding upon any entity succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets as set forth in this Warrant, and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.
16.    Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.
17.    Descriptive Headings. The descriptive headings of the various Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.
18.    Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.
19.    Remedies. In case any one or more of the covenants, representations and warranties or agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.
20.    Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

21.    Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties as determined by a court of competent jurisdiction in a judgment that has become final in that it is finally judicially determined (or is expressly stipulated in a settlement agreed to by the non-prevailing party or parties) shall be entitled to recover reasonable, documented and out-of-pocket attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.
22.    Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.
[Remainder of page intentionally blank. Signature page follows.]

The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

MICROTRANSPONDER, INC.

By:	/s/ Richard Foust

Name: Richard Foust

Title: Chief Executive Officer

Address:	2802 Flintrock Trace, Suite 226 Austin, TX 78738
[SIGNATURE PAGE TO WARRANT (LOAN A)]

EXHIBIT A-1
NOTICE OF EXERCISE
To:    MICROTRANSPONDER, INC. (the “Company”)
1.    The undersigned hereby:
☐    elects to purchase________ shares of [Series Preferred Stock] [Common Stock] of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or
☐    elects to exercise its net issuance rights pursuant to Section 10.1 of the attached Warrant with respect to________Shares of [Series Preferred Stock] [Common Stock].
2.    Please issue a certificate or certificates representing ________ shares in the name of the undersigned or in such other name or names as are specified below:
_____________________________________
(Name)
_____________________________________
_____________________________________
(Address)
3.    The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.
_____________________________________
(Signature)
___________
(Date)

EXHIBIT A-2
NOTICE OF EXERCISE
To:    MICROTRANSPONDER, INC. (the “Company”)
1.    Contingent upon and effective immediately prior to the closing (the “Closing”) of the Company’s public offering contemplated by the Registration Statement on Form S___, filed________, 20__, the undersigned hereby:
☐    elects to purchase________shares of [Series Preferred Stock] [Common Stock] of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or
☐    elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to________Shares of [Series Preferred Stock] [Common Stock].
2.    Please deliver to the custodian for the selling shareholders a stock certificate representing such________shares.
3.    The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $________or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.
________________________________
(Signature)
________________
(Date)